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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                           LEAR OPERATIONS CORPORATION
            --------------------------------------------------------

                                    ARTICLE I

                         The name of the Corporation is:

                           LEAR OPERATIONS CORPORATION

                                    ARTICLE 2

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                    ARTICLE 3

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                                    ARTICLE 4

                  4.1 The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of $.01 (the "Common Stock").

                  4.2 Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him or her of record.

                  4.3 Subject to all of the rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                                    ARTICLE 5

                  The name of the incorporator is Joseph F. McCarthy. The address of the incorporator is 21557 Telegraph Road, Southfield, Michigan 48034.

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                                    ARTICLE 6

                  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (d) At each annual meeting of the stockholders, directors shall be elected for a one-year term. If the number of directors is decreased, such decrease shall not shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office.

                  (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyally to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                  (f) In addition to the powers and authority by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                    ARTICLE 7

                  The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the


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Corporation), by reason of his acting as a director of the Corporation (and the
Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually or reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the corporation to ouch settlement. Such indemnification is not exclusive of any other right of indemnification, provided by law, agreement or otherwise.

                                    ARTICLE 8

                  No amendment to or repeal to Articles 6(f) or 7 of this Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles 6(f) or 7 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE 9

                  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation
Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE 10

                  No stockholder of the Corporation shall by reason of holding shares of any class of stock have any pre-emptive or preferential right to purchase or subscribe of any shares to any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any case of such stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class of such stock.

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                                   ARTICLE 11

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware my, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE 12

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this 12th day of December, 1995.

                                               /s/ Joseph F. McCarthy
                                               -----------------------------
                                               Joseph F. McCarthy
                                               Sole Incorporator

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                              CERTIFICATE OF MERGER
                                     MERGING
                                   ASAA, INC.,
                         CAPITOL PLASTICS OF OHIO, INC.,
                                       AND
                      MASLAND SPECIALTY TECHNOLOGIES, INC.
                                  WITH AND INTO
                           LEAR OPERATIONS CORPORATION

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                     PURSUANT TO SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

  -----------------------------------------------------------------------------

         Lear Operations Corporation, a Delaware corporation, (the "Corporation"), ASAA, Inc., a Wisconsin corporation ("ASAA"), Capitol Plastics of Ohio, Inc., an Ohio corporation ("Capitol Plastics"), Masland Specialty Technologies, Inc., a Delaware corporation ("Masland Specialty" and together with ASAA and Capitol Plastics, the "Terminating Corporations"), do hereby certify to the following facts relating to the merger (the "Merger") of the Terminating Corporations with and into the Corporation, with the Corporation remaining as the surviving corporation (the "Surviving Corporation"):

         FIRST: The names and states of incorporation of each of the constituent corporations of the Merger are Lear Operations Corporation which is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL") the provisions of which permit the merger of a corporation organized and existing under the DGCL and the merger of a corporation organized and existing under the laws of the DGCL or another state to be merged into a corporation organized and existing under the DGCL, Capitol Plastics of Ohio, Inc. which is incorporated pursuant to the General Corporation Law of the State of Ohio (the "OGCL") the provisions of which permit the merger of a corporation organized and existing under the OGCL into a corporation organized under the laws of another state, ASAA, Inc. which is incorporated pursuant to the Business Corporation Law of the State of Wisconsin (the "WBCL") the provisions of which permit the merger of a corporation organized under the WBCL into a corporation organized under the laws of another state and Masland Specialty Technologies, Inc. which is incorporated pursuant to the DGCL.

         SECOND: That the Agreement and Plan of Merger (the "Agreement") between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and the Terminating Corporations in accordance with the requirements of Section 252 of the DGCL,
Section 1103 of the WBCL and Section 1701.79 of the OGCL.

         THIRD: That the name of the corporation surviving the merger is Lear Operations Corporation, a Delaware corporation.

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         FOURTH: That the Certificate of Incorporation of the Corporation shall continue in full force and effect as the articles of Incorporation of the Surviving Corporation.

         FIFTH: That the executed Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 21557 Telegraph Road, Southfield, Michigan 48086-5008.

         SIXTH: That a copy of the Agreement will be furnished, on request and without cost, to any stockholder of any of the Surviving Corporation or the Terminating Corporations.

         SEVENTH: That ASAA, prior to and up until the effective date of the Merger, had authorized capital stock of 2,800 shares without par value and that Capitol Plastics, prior to and up until the effective date of the Merger, had authorized capital stock of 10,000 shares without par value.

         EIGHTH: That pursuant to Section 251(d) of the DGCL, Section 1800.1103(6) of the WBCL, Section 1701.79(E) of the OGCL and the Agreement and Plan of Merger authorizing the Merger, the Boards of Directors of the Corporation or the Terminating Corporation may terminate the Merger at any time before the filing of the Certificate of Ownership and Merger with the Secretary of the State of Delaware or the Articles of Merger with the Wisconsin Department of Financial Institutions.

         NINTH: That pursuant to Section 103(d) of the DGCL. the Merger shall become effective as of 11:59 P.M. Delaware and Ohio time (10:59 P.M. Wisconsin time) on December 31, 1997.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate, pursuant to the approval and authority duly given by resolutions adopted by the Board of Directors of Lear Operations Corporation this 12th day of December, 1997.

                                      LEAR OPERATIONS CORPORATION



                                      By: /s/ Joseph F. McCarthy
                                         -------------------------------
                                      Name:    Joseph F. McCarthy
                                      Title:   Vice President, Secretary
                                               and General Counsel

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                              CERTIFICATE OF MERGER

                                     MERGING

                          EURO-AMERICAN SEATING, L.L.C.
                     (a Delaware limited liability company)

                                      INTO

                           LEAR OPERATIONS CORPORATION
                            (a Delaware corporation)

         CERTIFICATE OF MERGER (this "Certificate") made as of June 30, 1998, by Lear Operations Corporation, a corporation organized and existing under the laws of Delaware (the "Company" or the "Surviving Corporation") for the merger of Euro-American Seating, L.L.C., a Delaware limited liability company (the "Terminating Company"), with and into the Company (the "Merger") .

         THE COMPANY DOES HEREBY CERTIFY:

         FIRST: That the names and states of incorporation or formation, as the case may be, of each of the constituent corporation or limited liability company, as the case may be, of the Merger are Lear Operations Corporation, which was incorporated on the 12th day of December, 1995 pursuant to the General Corporation Law of the State of Delaware (the "Delaware GCL") and Euro-American Seating, L.L.C., which limited liability company was formed on the 21st day of December, 1995 pursuant to the Limited Liability Company Act of the State of Delaware (the "Delaware LLCA").

         SECOND: That an Agreement and Plan of Merger (the "Agreement") between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and the Terminating Company in accordance with the requirements of Section 264 of the Delaware GCL and Section 18-209 of the Delaware LLCA, respectively.

         THIRD: That the name of the surviving corporation of the Merger is Lear Operations Corporation, a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of the Company shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the Merger.

         FIFTH: That the executed Agreement is on file at the principal place of business of the surviving Corporation, the address of which is 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008.

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         SIXTH: That a copy of the Agreement will be furnished, on request and without cost, to any stockholder or holder of a limited liability company interest, as the case may be, of either the surviving corporation or the Terminating Company.

         SEVENTH: That this Certificate of merger shall be effective upon the date of its filing.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by its respective officers thereunto duly authorized, all as of the day and year first written above.

                                  LEAR OPERATIONS CORPORATION

                                  By: /s/ Joseph F. McCarthy
                                     --------------------------------------
                                  Name:   Joseph F. McCarthy
                                  Title:  V.P., Secretary & General Counsel
 Attest:

By:
   ------------------

                                  EURO-AMERICAN SEATING, L.L.C.

                                  By: /s/ Joseph F. McCarthy
                                     --------------------------------------
                                  Name:   Joseph F. McCARTHY
                                  Title:  V.P., Secretary & General Counsel
 Attest:

By:
   ------------------

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